Exhibit 3.2

PUBLIC STORAGE

AMENDED AND RESTATED BYLAWS

The following constitutes the Amended and Restated Bylaws of Public Storage, a Maryland real estate investment trust (the “Trust”):

ARTICLE I

DEFINITIONS AND USAGE

Section 1. DEFINITIONS. For the purpose of these bylaws:

(a) “bylaws” shall mean these Amended and Restated Bylaws as may be further amended, restated or modified from time to time. References in these bylaws to “hereof,” “herein” and “hereunder” shall be deemed to refer to these bylaws and shall not be limited to the particular article or section in which such words appear.

(b) “electronic transmission by the Trust” shall mean a communication (i) delivered by (A) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, for that recipient on record with the Trust, (B) posting on an electronic message board or network which the Trust has designated for those communications, together with a separate notice to the recipient of the posting, which transmission shall be validly delivered upon the later of the posting or delivery of the separate notice thereof, or (C) other means of electronic communication, (ii) to a recipient who has provided an unrevoked consent to the use of those means of transmission for communications, and (iii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form. The transmission must also satisfy the requirements applicable to consumer consent to electronic records set forth in the Electronic Signatures in Global and National Commerce Act.

(c) “electronic transmission to the Trust” shall mean a communication (i) delivered by (A) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, which the Trust has provided from time to time to shareholders and trustees for sending communications to the Trust, (B) posting on an electronic message board or network which the Trust has designated for those communications, and which transmission shall be validly delivered upon the posting, or (C) other means of electronic communication, (ii) as to which the Trust has placed in effect reasonable measures to verify that the sender is the shareholder (in person or by proxy) or trustee purporting to send the transmission, and (iii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

Section 2. USAGE. Whenever a term is defined in these bylaws in the singular, the plural of such term may also be used in these bylaws as a defined term and, similarly, whenever a term is defined in the plural, the singular of such term may also be used as a defined term hereunder. Whenever the masculine gender is used in these bylaws, the feminine and the neuter may also be used hereunder.

ARTICLE II

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Trust shall be located at such place or places as the board of trustees of the Trust (the “Board of Trustees”) may designate.

Section 2. ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 1. PLACE. All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be set by the Board of Trustees and stated in the notice of the meeting. If authorized by the Board of Trustees, and subject to applicable provisions of Maryland law and any guidelines and procedures that the Board of Trustees may adopt, shareholders not physically present in person or by proxy at a meeting of shareholders may, by electronic transmission by and to the Trust or by electronic video screen communication, participate in a meeting of shareholders, be deemed present in person or by proxy, and vote at a meeting of shareholders whether that meeting is to be held at a designated place or in whole or in part by means of electronic transmission by and to the Trust or by electronic video screen communication.

Section 2. ANNUAL MEETING. An annual meeting of the shareholders for the election of trustees (the “Trustees”) and the transaction of any business within the powers of the Trust shall be held each year on a date and at a time designated by the Board of Trustees, beginning with the year 2008. The date so designated shall be after delivery of the annual report and within fifteen (15) months after the last annual meeting. Failure to hold an annual meeting does not invalidate the Trust’s existence or affect any otherwise valid acts of the Trust.

Section 3. SPECIAL MEETINGS. A special meeting of the shareholders may be called at any time by the Board of Trustees, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 20% of the votes at that meeting.

If a special meeting is called by any person or persons other than the Board of Trustees, the chairman of the board or the president, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by electronic transmission to the chairman of the board, the president, any vice president, or the secretary of the Trust. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article III. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Trustees may be held.

The Board of Trustees shall have the sole power to fix the record date for determining shareholders entitled to request a special meeting of shareholders and the date, time and place of the special meeting.

Section 4. ANNUAL OR SPECIAL MEETING BY ELECTRONIC COMMUNICATION. Subject to applicable provisions of Maryland law, a meeting of the shareholders may be conducted, in whole or in part, by electronic transmission by and to the Trust or by electronic video screen communication (a) if the Trust implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings, and (b) if any shareholder votes or takes other action at the meeting by means of electronic transmission to the Trust or electronic video screen communication, a record of that vote or action is maintained by the Trust.

Section 5. NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such shareholder personally, by leaving it at his or her residence or usual place of business, or by transmitting it to such shareholder by electronic mail to any electronic mail address of such shareholder or through any other electronic transmission by the Trust. Such notice shall be deemed to be given (a) if mailed, when deposited in the United States mail addressed to the shareholder at his or her post office address as it appears on the records of the Trust, with postage thereon prepaid, or (b) when sent by electronic transmission by the Trust or sent by other means of written communication.

Notice given by electronic transmission by the Trust shall be valid only if it complies with the procedures set forth in Section 1(b) of Article I and as long as neither of the following has occurred: (a) the Trust is unable to deliver two consecutive notices to the shareholder by that means, or (b) the inability to so deliver the notices to the shareholder becomes known to the secretary, any assistant secretary, the transfer agent or other person responsible for the giving of the notice.

An affidavit of the mailing or electronic transmission by the Trust or other means of giving any notice of any shareholders’ meeting shall be executed by the secretary, assistant secretary or any transfer agent of the Trust giving the notice, and shall be filed and maintained in the minute book of the Trust.

Section 6. SCOPE OF NOTICE. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

Section 7. ORGANIZATION AND CONDUCT. At every meeting of the shareholders, the chairman of the board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present shall conduct the meeting in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in his or her absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman shall act as secretary.

The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any shareholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 8. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust, as amended, restated or supplemented from time to time (the “Declaration of Trust”) for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without a new record date and without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9. VOTING. Except as provided in these bylaws or as otherwise required by law or the Declaration of Trust, each Trustee shall be elected by the vote of a majority of the votes cast with respect to the Trustee at any meeting for the election of Trustees at which a quorum is present, provided that if the number of persons lawfully nominated exceeds the number of Trustees to be elected, the Trustees shall be elected by the vote of a plurality of the votes cast at the meeting at which a quorum is present. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a higher vote is required herein or by statute or by the Declaration of Trust. For purposes of this Section, in the context of the election of Trustees, a majority of the votes cast means that the number of shares voted “for” a Trustee must exceed 50% of the votes cast with respect to that Trustee. Unless otherwise provided in the Declaration of Trust, each outstanding share entitled to vote, regardless of class, shall be entitled to one vote on all matters presented to shareholders for a vote.

Section 10. PROXIES. A shareholder may cast the votes entitled to be cast by the shares owned of record by him or her either in person or by proxy by the shareholder or by his or her duly authorized agent or attorney-in-fact by a written authorization signed or an electronic transmission to the Trust or in any other manner permitted by law. Such proxy shall be filed with the secretary of the Trust before or at the time of the meeting. A proxy shall be deemed signed if the shareholder’s name or other authorization is placed on the proxy (whether by manual signature, typewriting, transmission or otherwise in accordance with Maryland law) by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Trust stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.

Section 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

Section 12. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Trustees in advance of the meeting or at the meeting by the chairman of the meeting.

Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 13. ADVANCE NOTICE OF SHAREHOLDER NOMINEES FOR TRUSTEE AND OTHER PROPOSALS BY SHAREHOLDERS.

(a) Annual Meetings of Shareholders.

(1) At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Trustees, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Trustees, or (iii) otherwise properly brought before the annual meeting by a shareholder who is a shareholder of record at the time such notice is delivered to the Trust and who is a shareholder at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(a).

(2) For nominations for election to the Board of Trustees (other than a person nominated by or at the election of the Board of Trustees) or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 13, the shareholder must have given timely and proper notice thereof in writing to the secretary of the Trust and such other business must otherwise be a proper matter for action by shareholders. Except as provided in Section 17 of this Article III, to be timely, a shareholder’s notice must be delivered to or mailed and received by the secretary at the principal executive office of the Trust by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee (A) the name, age, business address and residence address of such person, (B) the class and number of shares of beneficial interest of the Trust that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement or other applicable filings pursuant to Section 14(a) of the Exchange Act (the “proxy materials”) as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a description in reasonable detail of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Trust’s share ledger and current name and address, if different, of such beneficial owner, and (y) the class and number of shares of each class of beneficial interest of the Trust which are owned beneficially and of record by such shareholder and owned beneficially by such beneficial owner.

(3) Notwithstanding anything in this subsection (a) of this Section 13 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement by the Trust of such action or specifying the size of the increased Board of Trustees at least 100 days prior to the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting, a shareholder’s notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.

(4) The foregoing requirements in this Section 13 for proposals for other business to be conducted at an annual meeting shall be deemed satisfied by a shareholder if the shareholder has notified the Trust of his intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and such shareholder’s proposal has been included in the proxy materials that have been prepared by the Trust to solicit proxies for such annual meeting.

(5) For the purposes of this Section 13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15 of the Securities Exchange Act of 1934, as amended.

(b) General.

(1) Upon written request by the secretary or the Board of Trustees or any committee thereof, any shareholder proposing a nominee for election as a Trustee pursuant to this Section 13 or any proposal for other business at a meeting of shareholders shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory to the secretary or the Board of Trustees or any committee thereof, in his, her or its sole discretion, of the accuracy of any information submitted by the shareholder pursuant to this Section 13. If a shareholder fails to provide such written verification within such period, the secretary or the Board of Trustees or any committee thereof may treat the information as to which written verification was requested as not having been provided in accordance with the procedures set forth in this Section 13.

(2) Except as provided in Section 17 of this Article III, only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as Trustees, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or other business is not in compliance with this Section 13, to declare that such defective nomination or proposal be disregarded.

(3) For purposes of this Section 13, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Trustees and (b) “public announcement” shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which the Trust’s common shares of beneficial interest, $.10 par value per share (the “Common Shares”) are traded or reported by a recognized news service or (ii) in a document publicly filed by the Trust with the United States Securities and Exchange Commission.

(4) Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 14. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

Section 15. VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

Section 16. CONTROL SHARE ACQUISITION ACT. The Trust elects not to be bound by Subtitle 7 of Title 3 of the Corporations and Associations Article of the Annotated Code of Maryland.

Section 17. PROXY ACCESS.

(a) Notwithstanding anything to the contrary in these bylaws, whenever the Board of Trustees solicits proxies with respect to the election of Trustees at an annual meeting of shareholders, subject to the provisions of this Section 17, the Trust shall include in the proxy materials, in addition to any individuals nominated for election by or at the direction of the Board of Trustees, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Trustees (each such individual being hereinafter referred to as a “Shareholder Nominee”) by a shareholder or group of no more than 20 shareholders that satisfies the requirements of this Section 17 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Shareholder”). For purposes of this Section 17, the “Required Information” that the Trust shall include in the proxy materials is (A) the information provided to the secretary of the Trust concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the proxy materials by the rules and regulations promulgated under the Exchange Act and (B) if the Eligible Shareholder so elects, a written statement in support of the Shareholder Nominee’s candidacy, not to exceed 500 words, delivered to the secretary of the Trust at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 17 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this Section 17, the Trust may omit from the proxy materials any information or Statement (or portion thereof) that the Board of Trustees, in its sole discretion, determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, or would violate any applicable law or regulation. The Board of Trustees may also, in its sole discretion, include any statement in opposition to the Shareholder Nominee.

(b) To be eligible to require the Trust to include a Shareholder Nominee in the proxy materials pursuant to this Section 17, an Eligible Shareholder must have Owned (as defined below) at least three percent or more of the Common Shares outstanding from time to time (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of both (i) the date the Notice of Proxy Access Nomination is delivered or mailed to the secretary of the Trust in accordance with this Section 17 and (ii) the close of business on the record date for determining the shareholders entitled to vote at the annual meeting of shareholders, and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 17, an Eligible Shareholder shall be deemed to “Own” only those outstanding Common Shares as to which the Eligible Shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Shareholder or any of its Affiliates (as defined below) in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Shareholder or any of its Affiliates for any purpose or purchased by such Eligible Shareholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such shareholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of outstanding Common Shares, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such shareholder or its Affiliate or (D) for which the shareholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the shareholder and that expressly directs the proxy holder to vote at the direction of the shareholder. In addition, an Eligible Shareholder shall be deemed to “Own” Common Shares held in the name of a nominee or other intermediary so long as the shareholder retains the full right to instruct how the shares are voted with respect to the election of Trustees and possesses the full economic interest in the Common Shares. An Eligible Shareholder’s Ownership of Common Shares shall be deemed to continue during any period in which the shareholder has loaned such Common Shares, provided that the Eligible Shareholder has the power to recall such loaned shares on five business days’ notice and has in fact recalled such loaned shares as of the time the Notice of Proxy Access Nomination is provided and through the date of the annual meeting of shareholders. For purposes of this Section 17, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding Common Shares are “Owned” for these purposes shall be determined by the Board of Trustees, in its sole discretion, which determination shall be conclusive and binding on the Trust and its shareholders. In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act.

(c) To be eligible to require the Trust to include a Shareholder Nominee in the proxy materials pursuant to this Section 17, an Eligible Shareholder must provide to the secretary of the Trust, in proper form and within the times specified below, (i) a written notice expressly electing to have such Shareholder Nominee included in the proxy materials pursuant to this Section 17 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, a shareholder’s Notice of Proxy Access Nomination must be delivered to or mailed and received by the secretary at the principal executive office of the Trust by not later than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor earlier than the close of business on the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting, the Notice of Proxy Access Nomination by the shareholder to be timely must be so delivered not earlier than the close of business on the 150th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 120th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

(d) To be in proper form for purposes of this Section 17, the Notice of Proxy Access Nomination delivered or mailed to and received by the secretary shall include the following information:

(1) one or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven business days prior to the date the Notice of Proxy Access Nomination is delivered or mailed to the secretary of the Trust, the Eligible Shareholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide (A) within five business days after the record date for the annual meeting of shareholders, written statements from the record holder or intermediaries between the record holder and the Eligible Shareholder verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Shareholder that such Eligible Shareholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof), and (B) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 17;

(2) a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(3) information that is the same as would be required to be set forth in a shareholder’s notice of nomination pursuant to Section 13(a)(2)(i) of this Article III, including the written consent of the Shareholder Nominee to being named in the proxy materials as a nominee and to serving as a Trustee if elected;

(4) a copy (or if oral a written summary) of any agreement, arrangement or understanding to which the Shareholder Nominee is a party with any person or entity other than the Trust in connection in connection with service or action as a Trustee, including with respect to any direct or indirect compensation, reimbursement or indemnification;

(5) the written agreement of the Shareholder Nominee, upon such Shareholder Nominee’s election, to be bound by the Trust’s Code of Ethics, Code of Conduct and other similar policies and procedures and to make such acknowledgments, enter into such agreements and provide such information as the Board of Trustees requires of all Trustees at such time;

(6) a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Trust, and that neither the Eligible Shareholder nor any Shareholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the Board of Trustees at the annual meeting of shareholders (or any postponement or adjournment thereof) any individual other than the Shareholder Nominee(s) included in the proxy materials pursuant to this Section 17, (C) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Trustee at the annual meeting (or any postponement or adjournment thereof) other than such Shareholder Nominee(s) or a nominee of the Board of Trustees, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (E) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Trust, (F) has not provided and will not provide facts, statements or information in its communications with the Trust and the shareholders that were not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading, and (G) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and

(7) a written undertaking that the Eligible Shareholder (A) assumes all liability stemming from any legal or regulatory violation arising out of communications with the shareholders by the Eligible Shareholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 17, or out of the facts, statements or information that the Eligible Shareholder or its Shareholder Nominee(s) provided to the Trust pursuant to this Section 17 or otherwise in connection with the inclusion of such Shareholder Nominee(s) in the proxy materials pursuant to this Section 17, (B) indemnifies and holds harmless the Trust and each of its Trustees, officers and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Trust or any of its Trustees, officers or employees arising out of such Eligible Shareholder’s nomination of a Shareholder Nominee or the Trust’s inclusion of such Shareholder Nominee in the proxy materials pursuant to this Section 17, and (C) will comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting.

At the request of the Trust, the Shareholder Nominee must promptly, but in any event within five business days after such request, submit all completed and signed questionnaires required of the Trust’s Trustees. The Trust may also require each Shareholder Nominee and the Eligible Shareholder to furnish such other information (A) as may reasonably be required by the Trust to determine the eligibility of such Shareholder Nominee to serve as an independent Trustee (as determined under the rules and listing standards of any national securities exchange on which any securities of the Trust are listed), (B) that could be material to a shareholder’s understanding of the independence or lack of independence of such Shareholder Nominee or (C) as may reasonably be required by the Trust to determine whether the Eligible Shareholder meets the criteria for qualification as an Eligible Shareholder.

(e) To be eligible to require the Trust to include a Shareholder Nominee in the proxy materials pursuant to this Section 17, an Eligible Shareholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Information pursuant to this Section 17 shall be true, correct and complete as of the record date for the annual meeting of shareholders and as of the date that is ten business days prior to such annual meeting or any postponement or adjournment thereof, and such update and supplement (or a written notice stating that there is no such update or supplement) shall be delivered or mailed to and received by the secretary at the principal executive office of the Trust not later than close of business on the fifth business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than close of business on the eighth business day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any postponement or adjournment thereof).

(f) In the event that any facts, statements or information provided by the Eligible Shareholder or a Shareholder Nominee to the Trust or the shareholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the secretary of the Trust of any defect in such previously provided facts, statements or information and of the facts, statements or information required to correct any such defect.

(g) Whenever an Eligible Shareholder consists of a group of more than one shareholder, each provision in this Section 17 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to comply with any other conditions shall be deemed to require each shareholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to comply with such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such shareholder). When an Eligible Shareholder is comprised of a group, a violation of any provision of these bylaws by any member of the group shall constitute a violation by the entire group. No person may be a member of more than one group of persons constituting an Eligible Shareholder with respect to any annual meeting of shareholders. In determining the aggregate number of shareholders in a group, two or more funds that are part of the same family of funds under common management and investment control (a “Qualifying Fund Family”) shall be treated as one shareholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 17, a Qualifying Fund Family whose share Ownership is counted for purposes of determining whether a shareholder or group of shareholders qualifies as an Eligible Shareholder shall provide to the secretary of the Trust such documentation as is reasonably satisfactory to the Board of Trustees, in its sole discretion, to demonstrate that the funds comprising the Qualifying Fund Family satisfy the definition thereof.

(h) The maximum number of Shareholder Nominees nominated by all Eligible Shareholders and entitled to be included in the proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (A) two or (B) 20% of the number of Trustees up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 17 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number (but higher than two), the closest whole number below 20%; provided that the maximum number of Shareholder Nominees entitled to be included in the proxy materials with respect to a forthcoming annual meeting of shareholders shall be reduced by the number of individuals who were elected as Trustees at the immediately preceding or second preceding annual meeting of shareholders after inclusion in the proxy materials pursuant to this Section 17 and whom the Board of Trustees nominates for re-election at such forthcoming annual meeting of shareholders. In the event that one or more vacancies for any reason occur on the Board of Trustees after the Final Proxy Access Nomination Date but before the election of Trustees at the forthcoming annual meeting of shareholders and the Board of Trustees elects to reduce the size of the Board of Trustees in connection therewith, the maximum number of Shareholder Nominees eligible for inclusion in the proxy materials pursuant to this Section 17 shall be calculated based on the number of Trustees serving as so reduced. Any individual nominated by an Eligible Shareholder for inclusion in the proxy materials pursuant to this Section 17 whose nomination is subsequently withdrawn or whom the Board of Trustees decides to nominate for election to the Board of Trustees shall be counted as one of the Shareholder Nominees for purposes of determining when the maximum number of Shareholder Nominees eligible for inclusion in the proxy materials pursuant to this Section 17 has been reached. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the proxy materials pursuant to this Section 17 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees be selected for inclusion in the proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 17 exceeds the maximum number of Shareholder Nominees eligible for inclusion in the proxy materials pursuant to this Section 17(h). In the event the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 17 exceeds the maximum number of nominees eligible for inclusion in the proxy materials pursuant to this Section 17(h), the highest-ranking Shareholder Nominee from each Eligible Shareholder pursuant to the preceding sentence shall be selected for inclusion in the proxy materials until the maximum number is reached, proceeding in order of the number of Common Shares (largest to smallest) disclosed as Owned by each Eligible Shareholder in the Notice of Proxy Access Nomination submitted to the secretary of the Trust. If the maximum number is not reached after the highest-ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Shareholder Nominees so selected in accordance with this Section 17(h) shall be the only Shareholder Nominees entitled to be included in the proxy materials and, following such selection, if the Shareholder Nominees so selected are not included in the proxy materials or are not submitted for election for any reason (other than the failure of the Trust to comply with this Section 17), no other Shareholder Nominees shall be included in the proxy materials pursuant to this Section 17.

(i) The Trust shall not be required to include, pursuant to this Section 17, a Shareholder Nominee in the proxy materials for any annual meeting of shareholders (i) for which meeting the secretary of the Trust receives a notice that the Eligible Shareholder or any other shareholder has nominated one or more individuals for election to the Board of Trustees pursuant to the advance notice requirements for shareholder nominees for Trustee set forth in Section 13 of this Article III and such shareholder does not expressly elect at the time of providing the notice to have its nominee included in the Trust’s proxy materials pursuant to this Section 17, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in or has been or is a “participant” in another person’s “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Trustee at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Trustees, (iii) if such Shareholder Nominee would not qualify as independent (as determined under the rules and listing standards of any national securities exchange on which any securities of the Trust are listed),

(iv) if such Shareholder Nominee is or becomes a party to any agreement, arrangement or understanding that the Shareholder Nominee is a party to with any person or entity other than the Trust as to how such person, if elected as a Trustee, will act or vote on any issue or question, (v) if such Shareholder Nominee is or becomes a party to any agreement, arrangement or understanding that the Shareholder Nominee is a party to with any person or entity other than the Trust in connection with any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a trustee which is not promptly disclosed to the Trust, (vi) if the election of such Shareholder Nominee as a Trustee would cause the Trust to fail to comply with these bylaws, the Declaration of Trust, the rules and listing standards of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded, or any applicable state or federal law, rule or regulation, (vii) if such Shareholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (viii) if such Shareholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten years, (ix) if such Shareholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (x) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee provides any facts, statements or information to the Trust or the shareholders required or requested pursuant to this Section 17 that is not true, correct and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Shareholder or Shareholder Nominee pursuant to this Section 17 or (xi) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee fails to comply with any of its obligations pursuant to this Section 17, in each instance as determined by the Board of Trustees, in its sole discretion.

(j) Notwithstanding anything to the contrary set forth herein, the Board of Trustees or the chairman of the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Trust, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have failed to comply with its or their obligations, agreements or representations under this Section 17, as determined by the Board of Trustees or the chairman of the meeting, or (ii) the Eligible Shareholder, or a qualified representative thereof, does not appear at the annual meeting of shareholders to present any nomination of the Shareholder Nominee(s) included in the proxy materials pursuant to this Section 17. For purposes of this Section 17(j), to be considered a qualified representative of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as its proxy at the annual meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.

(k) Any Shareholder Nominee who is included in the proxy materials for an annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election to the Board of Trustees at such annual meeting, shall be ineligible for inclusion in the proxy materials as a Shareholder Nominee pursuant to this Section 17 for the next two annual meeting of shareholders. For the avoidance of doubt, this Section 17(k) shall not prevent any shareholder from nominating any individual to the Board of Trustees pursuant to and in accordance with Section 13 of this Article III.

(l) The Eligible Shareholder (including any person who owns shares of capital stock of the Trust that constitute part of the Eligible Shareholder’s ownership for purposes of satisfying Section 17(b) hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with the Trust’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(m) This Section 17 provides the exclusive method for a shareholder to require the Trust to include nominee(s) for election to the Board of Trustees in the proxy materials.

ARTICLE IV

TRUSTEES

Section 1. GENERAL POWERS; QUALIFICATIONS; TRUSTEES HOLDING OVER. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualified.

Section 2. NUMBER AND INDEPENDENCE. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees, subject to any limitations in the Declaration of Trust. At least a majority of the Board of Trustees shall be trustees whom the board has determined are “independent” under the standards established by the Board of Trustees and in accordance with the then applicable requirements of the New York Stock Exchange.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Board of Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Trustees without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the chairman of the board, the chief executive officer or the president or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Trustees called by them.

Section 5. NOTICE. Notice of any special meeting shall be given by written notice delivered personally, by electronic transmission by the Trust, mailed or couriered to each Trustee at his or her business or residence address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. Notice by telephone or electronic transmission by the Trust shall be given at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he or she is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these bylaws.

Section 6. QUORUM. A majority of the Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

Section 7. VOTING. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute.

Section 8. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone, by electronic video screen communication or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9. WAIVER OF NOTICE. The business transacted at any meeting of the Board of Trustees, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Trustees not present or who though present has prior to the meeting or at its commencement protested the lack of proper notice to him, signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10. ACTION BY TRUSTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed or submitted by electronic transmission to the Trust by each Trustee and such written consent is filed with the minutes of proceedings of the Board of Trustees.

Section 11. ORGANIZATION. At each meeting of the Board of Trustees, the chairman of the Board of Trustees or, in the absence of the chairman, the vice chairman, if any, of the Board of Trustees, if any, shall act as chairman. In the absence of both the chairman and vice chairman of the Board of Trustees, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a Trustee chosen by a majority of the Trustees present, shall act as chairman. The secretary or, in his or her absence, an assistant secretary of the Trust, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman, shall act as secretary of the meeting.

Section 12. VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust, or affect these bylaws or the powers of the remaining Trustees hereunder (even if fewer than a quorum of Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees, even if the remaining Trustees do not constitute a quorum. Any individual so elected as Trustee shall hold office for the unexpired term of the Trustee he or she is replacing and until a successor is elected and qualified.

Section 13. COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees or a duly authorized committee thereof, may receive compensation per year and/or per meeting and for any service or activity they performed or engaged in as Trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof; and for their expenses, if any, in connection with any service or activity performed or engaged in as Trustees; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

Section 14. REMOVAL OF TRUSTEES. The shareholders may remove any Trustee in the manner provided in the Declaration of Trust.

Section 15. RELIANCE. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Section 16. INTERESTED TRUSTEE TRANSACTIONS. Section 2-419 of the Maryland General Corporation Law (the “MGCL”) shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

ARTICLE V

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and other committees, composed of one or more Trustees, to serve at the pleasure of the Board of Trustees.

Section 2. POWERS. The Board of Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Trustees, except as prohibited by law.

Section 3. MEETINGS. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member provided that such Trustee meets the requirements of such committee. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees. Each committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the next succeeding meeting, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 4. QUORUM. A majority of the members of any committee shall constitute a quorum for the transaction of business at a committee meeting, and the act of a majority present shall be the act of such committee. The Board of Trustees, or the members of a committee to which such power has been duly delegated by the Board of Trustees, may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board of Trustees shall otherwise provide.

Section 5. TELEPHONE MEETINGS. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone, electronic video screen communication or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 6. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed or submitted by electronic transmission to the Trust by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

Section 7. VACANCIES, REMOVAL AND DISSOLUTION. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE VI

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Trust shall include a president, a secretary and a chief financial officer. The Trust may also have, at the discretion of the Board of Trustees, a chairman of the board, one or more vice presidents, a treasurer, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article VI. If there is a treasurer, he shall be the chief financial officer unless some other person is so appointed by the Board of Trustees. Any number of offices may be held by the same person. The officers of the Trust shall be elected annually by the Board of Trustees at the first meeting of the Board of Trustees held after each annual meeting of shareholders, except that the chief executive officer or the president may appoint one or more vice presidents. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualified or until his or her death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In their discretion, the Trustees may leave unfilled any office. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Trustees, the chairman of the board, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3. SUBORDINATE OFFICERS. The Board of Trustees may appoint, and may empower the chairman of the board or president to appoint, such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Trustees may from time to time determine.

Section 4. VACANCIES. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

Section 5. CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the Board of Trustees and meetings of the shareholders and shall exercise such other powers and perform such other duties as may be from time to time assigned to him by the Board of Trustees or prescribed by the bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the Trust and shall have the powers and duties prescribed in Section 7 of this Article VI. The chief executive officer of the Trust shall be such officer of the trust as may be determined by the Board of Trustees.

Section 6. CHIEF EXECUTIVE OFFICER. The Board of Trustees may designate a chief executive officer. The chief executive officer shall have responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the administration of the business affairs of the Trust. In the absence of the chairman of the board, the chief executive officer shall preside over the meetings of the Board of Trustees and of the shareholders at which he or she shall be present.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the chairman of the board, if there be such an officer, the president shall, subject to the control of the Board of Trustees, have the powers of general supervision, direction and control of the business and the officers of the Trust. In the absence of the chairman of the board, or if there be none, he shall preside at all meetings of the shareholders and at all meetings of the Board of Trustees. He shall have the general powers and duties of management usually vested in the office of president of a Trust and shall have such other powers and duties as may be prescribed by the Board of Trustees or the bylaws. The chief executive officer of the Trust shall be such officer of the trust as may be determined by the Board of Trustees.

Section 8. VICE PRESIDENTS. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Trustees or, if not ranked, a vice president designated by the Board of Trustees, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or the bylaws and the president or the chairman of the board, if any.

Section 9. SECRETARY. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings and the proceedings. The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Trust’s transfer agent or registrar, as determined by resolution of the Board of Trustees, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Trustees required by the bylaws or by law to be given, and he shall keep the seal of the Trust if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by the bylaws.

Section 10. CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any Trustee. The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. He shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the president and Trustees, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Trust, and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or the bylaws.

Section 11. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Trustees, the chief executive officer or the president and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a Trustee.

ARTICLE VII

CONTRACTS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Board of Trustees and upon the Trust.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.

Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Board of Trustees may designate.

ARTICLE VIII

SHARES

Section 1. CERTIFICATES. Unless the Board of Trustees of the Trust authorizes the issue of some or all of the shares of any or all of its classes or series without certificates, each shareholder shall be entitled to a certificate or certificates which shall evidence and certify the number of shares of each class of beneficial interests held by him or her in the Trust. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information. At the time of issue or transfer of shares without certificates, the Trust shall send the shareholder a written statement of the information required on certificates by Section 8-203 of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

Section 2. TRANSFERS. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of beneficial interest of the Trust will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Board of Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Trustees may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he or she shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

In lieu of fixing a record date, the Board of Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Trustees, declaring the dividend or allotment of rights, is adopted.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5. SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these bylaws, the Board of Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred to the books of the Trust only in such unit.

ARTICLE IX

ACCOUNTING YEAR

The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

ARTICLE X

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of beneficial interest of the Trust may be authorized and declared by the Board of Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any funds of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XI

SEAL

Section 1. SEAL. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify (a) any Trustee or officer (including among the foregoing, for all purposes of this Article XII and without limitation, any individual who, while a Trustee or officer and at the express request of the Trust, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made a party by reason of service in such capacity, against reasonable expenses incurred by him or her in connection with the proceeding, and (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which he or she may become subject by reason of such status unless it is established that (i) his or her act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he or she actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he or she had reasonable cause to believe that his or her act or omission was unlawful. In addition, the Trust shall pay or reimburse, as incurred, in advance of final disposition of a proceeding, reasonable expense incurred by a Trustee or officer or former Trustee or officer made a party to a proceeding by reason of such status, provided that the Trust shall have received (i) a written affirmation by the Trustee or officer of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these bylaws and (ii) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. The Trust may, with the approval of its Board of Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Any indemnification or payment or reimbursement of the expenses permitted by these bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations. The Trust may provide to Trustees, officers, employees, agents and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust or these bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

These bylaws may be altered, amended or repealed, and new bylaws adopted, by the affirmative vote of a majority vote of the Trustees, or by the shareholders by the affirmative vote of not less than a majority of all the votes entitled to be cast on the matter at a meeting of shareholders duly called and at which a quorum is present.